UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: March 19, 2015

Date of earliest event reported: March 17, 2015

ONEOK Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12202	93-1120873
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 West Fifth Street; Tulsa OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On March 17, 2015, ONEOK Partners, L.P., a Delaware limited partnership (the “Partnership”), and ONEOK Partners Intermediate Limited Partnership, a Delaware limited partnership and a wholly-owned subsidiary of the Partnership (the “Guarantor”), entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Mitsubishi UFJ Securities (USA), Inc. and U.S. Bancorp Investments, Inc., as representatives (the “Representatives”) of the several underwriters named therein (the “Underwriters”), with respect to the issuance and sale by the Partnership of (i) $300,000,000 aggregate principal amount of the Partnership’s 3.80% senior notes due 2020 (the “2020 Notes”) and (ii) $500,000,000 aggregate principal amount of the Partnership’s 4.90% senior notes due 2025 (the “2025 Notes” and, collectively with the 2020 Notes, the “Notes”).

The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership and the Guarantor, and customary conditions to closing, indemnification obligations of both the Partnership and the Guarantor, on the one hand, and the Underwriters, on the other hand, including for liabilities under the Securities Act of 1933, as amended (the “Act”), obligations of the parties and termination provisions. The Partnership also agreed not to offer or sell certain debt securities until April 16, 2015 without the prior written consent of the Representatives. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference. In addition, the legal opinion related to the Notes and the guarantees related thereto is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

The Partnership registered the sale of the Notes with the Securities and Exchange Commission (the “Commission”) pursuant to a Registration Statement on Form S-3 (Registration No. 333-183287) filed on August 13, 2012 (the “Registration Statement”). The Partnership expects to complete an underwritten public offering (the “Offering”) of the Notes on March 20, 2015. The Partnership intends to use the net proceeds from the Offering of approximately $792.3 million, after deducting underwriting discounts and estimated offering expenses, to repay amounts outstanding under its $1.7 billion commercial paper program, and for general partnership purposes.

Affiliations

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The Underwriters and their respective affiliates have provided in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for the Partnership for which they will receive customary fees. Affiliates of the Representatives and certain of the other Underwriters are lenders under the Partnership’s $2.4 billion revolving credit agreement. J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Mitsubishi UFJ Securities (USA), Inc. and certain of the other Underwriters are also managers under the Partnership’s $650 million “at the market” equity program. Affiliates of certain of the Underwriters hold the Partnership’s common units. Certain of the Underwriters and their respective affiliates may from time to time act as dealers under the Partnership’s $1.7 billion commercial paper program and, to the extent that they or their affiliates hold such commercial paper, are entitled to receive their respective share of any repayment by the Partnership of amounts outstanding thereunder. As is described above, some of the net proceeds of this offering may be used to pay down borrowings under the Partnership’s $1.7 billion commercial paper program.

Item 7.01	Regulation FD Disclosure

The Partnership issued a news release on March 17, 2015, attached hereto as Exhibit 99.1, announcing the pricing of the Notes. This information is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any registration statement under the Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

1.1	Underwriting Agreement, dated March 17, 2015, among ONEOK Partners, L.P. and ONEOK Partners Intermediate Limited Partnership and J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Mitsubishi UFJ Securities (USA), Inc. and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein.

5.1	Opinion of Andrews Kurth LLP regarding the Notes’ validity.

23.1	Consent of Andrews Kurth LLP (contained in Exhibit 5.1 hereto).

99.1	News release of ONEOK Partners, L.P. announcing the pricing of its public offering of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEOK Partners, L.P.
		By:	ONEOK Partners GP, L.L.C.,
its General Partner

Date: March 19, 2015	By:	/s/ Derek S. Reiners
Derek S. Reiners
Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit	Description

1.1	Underwriting Agreement, dated March 17, 2015, among ONEOK Partners, L.P. and ONEOK Partners Intermediate Limited Partnership and J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Mitsubishi UFJ Securities (USA), Inc. and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein.

5.1	Opinion of Andrews Kurth LLP regarding the Notes’ validity.

23.1	Consent of Andrews Kurth LLP (contained in Exhibit 5.1 hereto).

99.1	News release of ONEOK Partners, L.P. announcing the pricing of its public offering of the Notes.

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